UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2015

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—  Entry into a Material Definitive Agreement

Purchase Agreement

On April 1, 2015, Egalet Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with the initial purchasers named therein (the “Initial Purchasers”) pursuant to which the Company agreed to issue and sell to the Initial Purchasers $60 million aggregate principal amount of the Company’s 5.50% convertible senior notes due 2020 (the “notes”). The Purchase Agreement includes the terms and conditions of the offer and sale of the notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing summary is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 — Other Events

On April 1, 2015, the Company issued a press release announcing that the Company had priced the offering of the notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated April 1, 2015, by and among Egalet Corporation and the initial purchasers named therein.

99.1	Press Release of the Company issued on April 1, 2015 announcing the details of pricing of the convertible senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2015	Egalet Corporation

	By:	/s/ Stan Musial
		Name:	Stan Musial
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Purchase Agreement, dated April 1, 2015, by and among Egalet Corporation and the initial purchasers named therein.

99.1	Press Release of the Company issued on April 1, 2015 announcing the details of pricing of the convertible senior notes.